UNITED STATES OF AMERICA
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2009

INTEGRITY MUTUAL FUNDS, INC.
(Exact name of registrant as specified in its charter)

North Dakota	0-25958	45-0404061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Main Street North, Minot, North Dakota	58703
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (701) 852-5292

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 - Material Impairments

The Company tests goodwill for impairment annually during the second quarter of each fiscal year.  If an event occurs or circumstances change that would more likely than not reduce fair value of a reporting unit below its carrying value, goodwill is evaluated for impairment between annual tests.  As a result of ongoing volatility in the financial industry and a significant reduction in assets under management in the Company's sponsored mutual funds, the Company performed an interim goodwill impairment test for the quarter ended December 31, 2008.  On February 24, 2009, the Company determined that it will incur a goodwill impairment charge for the fourth quarter of the fiscal year ended December 31, 2008 of $5,312,606 in the Mutual Fund Services segment.  This charge results from an interim test for impairment under Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," prompted by a significant reduction in assets under management and ongoing volatility in the financial service industry during the fourth quarter of 2008.  The Company will not be required to make any current or future cash expenditures as a result of the impairment.  The impairment charge will be reflected in the Company's financial statements as of and for the fourth quarter and fiscal year ended December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRITY MUTUAL FUNDS, INC.

By:	/s/ Bradley P. Wells
Bradley P. Wells
Interim CEO & President

Dated:  February 26, 2009